Exhibit 21.1
     List of Subsidiaries of Alere Inc.
As of February 22, 2011

	State or Jurisdiction
Name of Subsidiary	of Incorporation	% of ownership
ABON Biopharm (Hangzhou) Co., Ltd.	China	100%
Adam Biotechnology, Limited	United Kingdom	100%
AdnaGen AG	Germany	100%
Alchemy Laboratories, Limited	United Kingdom	100%
Alere Genetics, Inc.	North Carolina	100%
Alere GmbH	Germany	100%
Alere GmbH	Austria	100%
Alere GmbH	Switzerland	100%
Alere Health B.V.	The Netherlands	100%
Alere Health Bvba	Belgium	100%
Alere Health Corp.	Taiwan	100%
Alere Health Improvement Company	Delaware	100%
Alere Health Limited	Ireland	100%
Alere Health Pty Limited	Australia	100%
Alere Health Systems, Inc.	Delaware	100%
Alere Health, LLC	Delaware	100%
Alere Healthcare (Pty) Limited	South Africa	100%
Alere Healthcare Inc.	Korea	100%
Alere Healthcare of Illinois, Inc.	Georgia	100%
Alere Healthcare S.A.	Spain	100%
Alere HK Holdings, Limited	Hong Kong	100%
Alere Holding GmbH	Germany	100%
Alere Holdings Bermuda Limited	Bermuda	100%
Alere Holdings Pty Limited	Australia	100%
Alere Home Monitoring, Inc.	Delaware	100%
Alere Inc.	Canada	100%
Alere International Holding Corp.	Delaware	100%
Alere International Sarl	Switzerland	100%
Alere Limited	New Zealand	100%
Alere Limited	United Kingdom	100%
Alere Medical Private Limited	India	100%
Alere Medical Bvba	Belgium	100%
Alere Medical, Inc.	California	100%
Alere North America, Inc.	Delaware	100%
Alere of New York, Inc.	New York	100%
Alere S.r.l.	Italy	100%
Alere San Diego, Inc.	Delaware	100%
Alere SAS	France	100%
Alere Scarborough, Inc.	Delaware	100%
Alere Spain S.L.	Spain	100%
Alere Switzerland GmbH	Switzerland	100%
Alere Technologies GmbH	Germany	100%
Alere Technologies Limited	Scotland	100%
Alere Toxicology Services, Inc.	Louisiana	100%
Alere UK Holdings Limited	United Kingdom	100%
Alere US Holdings, LLC	Delaware	100%
Alere Wellology, Inc.	Delaware	100%
Alere Women’s and Children’s Health, LLC	Delaware	100%
ALR Holdings	Korea	100%
Ameditech, Inc.	California	100%
Aska Diagnostics, Inc.	Japan	100%
ATS Bermuda Holdings Limited	Bermuda	100%
BBI Detection Limited	United Kingdom	100%
BBI Enzymes (UK) Limited	United Kingdom	100%
BBI Enzymes (USA) Limited	United Kingdom	100%
BBI Enzymes Limited	United Kingdom	100%
BBI Enzymes SA (Pty) Limited	Republic of South Africa	100%
BBI Healthcare Limited	United Kingdom	100%

	State or Jurisdiction
Name of Subsidiary	of Incorporation	% of ownership
BBI Holdings Limited	United Kingdom	100%
BBI Research, Inc.	Wisconsin	100%
Binax, Inc.	Delaware	100%
Biolinker S.A.	Argentina	100%
Bionote, Inc.	Korea	100%
Biosite GmbH	Germany	100%
BioSite Incorporated	Delaware	100%
Biosite Ltd.	United Kingdom	100%
Bio-Stat Healthcare Limited	United Kingdom	100%
Bio-Stat Holdings, Limited	United Kingdom	100%
Biosystems, S.A.	Colombia	100%
Biozyme Holdings Limited	United Kingdom	100%
British Biocell International Limited (BBIL)	United Kingdom	100%
Cambridge Bio-Nutritional Limited	United Kingdom	100%
Cambridge Medical Innovations Limited	United Kingdom	100%
Capital Toxicology, LLC	Texas	100%
Cedar Health Limited	United Kingdom	100%
Cholestech Corporation	Delaware	100%
Concateno Australia Pty Limited	Australia	100%
Concateno Cardiff Limited	United Kingdom	100%
Concateno Italia Srl	Italy	100%
Concateno North Limited	United Kingdom	100%
Concateno plc	United Kingdom	100%
Concateno Scandanavia AB	Sweden	100%
Concateno South Limited	United Kingdom	100%
Concateno UK Limited	United Kingdom	100%
Cozart, Inc.	USA	100%
Cozart International Sarl	France	100%
Cozart Limited	United Kingdom	100%
CPL International Services Limited	United Kingdom	100%
Diagnostics Direct Limited	United Kingdom	100%
DMD — GmbH	Germany	100%
Euromed Limited	United Kingdom	100%
F&H Baxter (Holdings) Limited	United Kingdom	100%
First Check Diagnostics Corp.	Delaware	100%
First Check Ecom, Inc.	Massachusetts	100%
Framed BV	The Netherlands	100%
Free & Clear, Inc.	Delaware	100%
GabMed GmbH	Germany	100%
Hemosense, Inc.	Delaware	100%
Ig Innovations Limited	United Kingdom	100%
IM Hong Kong Trading Co., Limited	Hong Kong	100%
Innovacon, Inc.	Delaware	100%
Innovative Medical Devices Bvba	Belgium	100%
Instant Technologies, Inc.	Virginia	100%
Inverness Medical (Shanghai) Co., Ltd.	China	75%
Inverness Medical Beijing Co., Limited	China	100%
Inverness Medical Canada, Inc.	Canada	100%
Inverness Medical Innovations (Africa) Ltd.	Israel	86%
Inverness Medical Innovations Australia Pty Limited	Australia	100%
Inverness Medical Innovations Hong Kong Limited	Hong Kong	100%
Inverness Medical Innovations SK, LLC	Delaware	100%
Inverness Medical Investments LLC	Delaware	100%
Inverness Medical Japan Co., Ltd.	Japan	100%
Inverness Medical Shimla Private Limited	India	100%
Inverness Medical, LLC	Delaware	100%
IVC Industries, Inc.	Delaware	100%
IVD Management Limited	Ireland	100%
Laboratory Specialists of America, Inc.	Oklahoma	100%
Marconova AB	Sweden	100%
Medlab Produtos Medico-Hospitalares Ltda	Brazil	100%
Medscreen Holdings Limited	United Kingdom	100%
Mologic Limited	United Kingdom	100%
Nemesis Scientific Limited	United Kingdom	100%
Orgenics Columbia Ltd.	Columbia	100%

	State or Jurisdiction
Name of Subsidiary	of Incorporation	% of ownership
Orgenics France SA	France	100%
Orgenics International Holdings B.V.	The Netherlands	100%
Orgenics Nigeria Ltd.	Nigeria	100%
Orgenics, Ltd.	Israel	100%
Payern Limited	Ireland	100%
Prodimol Biotechnologis S.A.	Brazil	100%
Quality Assured Services, Inc. (QAS)	Florida	100%
Quantum Diagnosticos Ltda	Brazil	100%
Quantum Diagnostics Group Limited	England	100%
Quantum Diagnostics Limited	England	100%
Quantum Laboratories Limited	England	100%
Redwood Toxicology Laboratories, Inc.	California	100%
Rich Horizons International Limited	British Virgin Islands	100%
RMD Networks, Inc.	Delaware	100%
RTL Holdings, Inc.	Delaware	100%
Scientific Testing Laboratories, Inc.	Virginia	100%
Scipac Holdings Limited	United Kingdom	100%
Scipac Limited	United Kingdom	100%
Scipac Trustee Limited	United Kingdom	100%
Selfcare Technology, Inc.	Delaware	100%
Seravac USA	California	100%
SPDH, Inc.	Delaware	100%
Spinreact SA	Spain	100%
Standard Diagnostics, Inc.	Korea	96%
Unipath Management, Ltd.	United Kingdom	100%
Unipath, Ltd.	United Kingdom	100%
Ventario GmbH	Germany	100%
Vision Biotech Pty Ltd.	South Africa	100%
Wampole Laboratories, LLC	Delaware	100%
ZyCare, Inc.	North Carolina	100%